UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      February 4, 2015

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 4, 2015, the Board of Directors (the “Board”) of Coach, Inc. (“Coach” or the “Company”) increased the size of the Board to nine members and elected Andrea Guerra as a director of the Company, effective as of February 4, 2015.  Additionally Mr. Guerra was named to the Audit Committee, the Human Resources Committee and the Governance and Nominations Committee of the Company’s Board.

In connection with his appointment to the Board and in accordance with the Company’s standard compensation arrangements for non-employee directors, Mr. Guerra will be entitled to an annual cash retainer of $75,000 as well as an annual equity grant with a grant date fair market value of $150,000 made on the date of Coach’s annual meeting of stockholders, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units.  These equity awards vest in full on the earlier of Coach’s next annual meeting of stockholders or one year from the date of grant, subject to the director’s continued service until that time.  In addition, Mr. Guerra will be granted an initial Coach equity award with a grant date fair market value of $150,000 on February 4, 2015, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units. These initial grants will vest on the one year anniversary of the grant date.

There are no arrangements or understandings between Mr. Guerra and any other person pursuant to which he was selected as a director. Mr. Guerra was the Chief Executive Officer of Luxottica Group S.p.A. (“Luxottica”) from July 2004 to September 2014. During fiscal 2014 and through the second quarter of fiscal 2015, the Company received approximately $11.8 million in royalty payments from Luxottica and the Company purchased approximately $26.3 million in goods from Luxottica. Mr. Guerra had no direct or indirect interest in the transactions other than such as may be deemed to have existed due to his position as an executive officer. There have been no other transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Guerra that are required to be disclosed by Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1                Press Release, dated February 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 5, 2015

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release, dated February 5, 2015